Exhibit 99.1

America Service Group Announces Third Quarter Results

Company Updates Full Year 2009 Guidance and Declares Regular Quarterly Dividend of $0.05 Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 28, 2009--America Service Group Inc. (NASDAQ:ASGR):

Third Quarter Highlights:

  Increase in healthcare revenues from continuing contracts of 27.7% from the prior year quarter;
  Increase in net income to $716,000 in the quarter, from $348,000 the prior year quarter;
  Cash and cash equivalents of $35.6 million at September 30, 2009; and
  No debt outstanding at September 30, 2009.

America Service Group Inc. (NASDAQ:ASGR) announced today results for the third quarter and nine months ended September 30, 2009.

Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of America Service Group, said, “Although we are pleased with the financial performance of our more mature contract operations during the third quarter, we are disappointed that our results were negatively affected by the unexpected and very late receipt in August of some large inmate medical claims related to the first quarter of our start-up in Michigan. As a result, we are adjusting our guidance to reflect some tempering of our near-term financial expectations in Michigan. We remain optimistic about our long-term performance in our Michigan contract and across our contract portfolio. In addition, we are very pleased with our cash collections for the quarter in this tough economy. We are also excited about the many potential new business opportunities expected to come up for bid during the next few months. We salute the work of our men and women who deliver healthcare at the individual level to a patient population that is most often heavily weighted with chronic or difficult health issues. Our healthcare professionals take pride in their work, and we take great pride in them.”

Income Statement Presentation Format as a Result of United States Generally Accepted Accounting Principles (“GAAP”) Related to Discontinued Operations

As noted in its 2008 annual report on Form 10-K, the Company is applying the discontinued operations provisions of GAAP to all service contracts that expire subsequent to January 1, 2002. In accordance with GAAP, the results of operations of contracts that expire, less applicable income taxes are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The GAAP accounting presentation as it relates to discontinued operations and the Company’s expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of GAAP related to discontinued operations, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for Third Quarter and Nine Months Ended September 30, 2009

Healthcare revenues from continuing contracts for the third quarter of 2009 were $159.8 million, an increase of 27.7% over the prior year quarter. Healthcare revenues from continuing contracts for the nine months ended September 30, 2009, were $446.9 million, an increase of 21.1% over the prior year period. Total Revenues, which include revenues from continuing and discontinued contracts, for the third quarter of 2009 were $159.8 million, an increase of 23.4% from the prior year quarter. Total Revenues for the nine months ended September 30, 2009, were $449.4 million, an increase of 17.1% from the prior year period. The increase in both healthcare revenues from continuing contracts as well as Total Revenues from the prior year quarter and nine months ended September 30 is primarily due to the commencement of services on April 1, 2009, under the Company’s new contract with the State of Michigan Department of Corrections.

Healthcare expenses from continuing contracts for the third quarter of 2009 were $150.1 million, or 93.9% of healthcare revenues, as compared with $113.6 million, or 90.8% of healthcare revenues, in the prior year quarter. Healthcare expenses were negatively impacted in the third quarter of 2009 as a result of the Company increasing by approximately $2.5 million its estimate of off-site inmate medical claims expense incurred but not reported for the period April 1, 2009 through June 30, 2009, under the Company’s State of Michigan Department of Corrections contract. This increase in estimated inmate medical claims expenses related to an unanticipated increase in claims for the dates of service noted above processed during the month of August by the Company’s provider network subcontractor under this contract. Healthcare expenses from continuing contracts for the nine months ended September 30, 2009, were $415.7 million, or 93.0% of healthcare revenues, as compared with $338.3 million, or 91.7% of healthcare revenues, in the prior year period. Healthcare expenses have also been negatively impacted by adverse reserve development related to two professional liability claims totaling $150,000 and $4.7 million in the third quarter and the nine months ended September 30, 2009, respectively. Adverse reserve development related to other pre-2009 professional liability claims totaled $25,000 and $822,000 in the third quarter and the nine months ended September 30, 2009, respectively. The 2009 amounts compare with $250,000 and $2.1 million of total adverse reserve development related to professional liability claims in the third quarter and the nine months ended September 30, 2008, respectively. Total Healthcare Expenses, which include expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the third quarter of 2009 were $150.2 million, or 94.0% of Total Revenues, as compared with $117.7 million, or 90.9% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the nine months ended September 30, 2009, were $418.7 million, or 93.2% of Total Revenues, as compared with $352.5 million, or 91.8% of Total Revenues, in the prior year period. The increase in both healthcare expenses from continuing contracts as well as Total Healthcare Expenses from the prior year quarter and nine months ended September 30 is primarily due to the commencement of services on April 1, 2009, under the Company’s new contract with the State of Michigan Department of Corrections.

Gross margin from continuing contracts for the third quarter of 2009 was $9.7 million, or 6.1% of healthcare revenues, as compared with $11.5 million, or 9.2% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the nine months ended September 30, 2009, was $31.2 million, or 7.0% of healthcare revenues, as compared with $30.6 million, or 8.3% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2009 was $9.5 million, or 6.0% of Total Revenues, as compared with $11.7 million, or 9.1% of Total Revenues, in the prior year quarter. Total Gross Margin for the nine months ended September 30, 2009, was $30.7 million, or 6.8% of Total Revenues, as compared with $31.4 million, or 8.2% of Total Revenues, in the prior year period.

Selling, general and administrative expenses for the third quarter of 2009 were $6.6 million, or 4.1% of healthcare revenues, as compared with $7.5 million, or 6.0% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the nine months ended September 30, 2009, were $21.3 million, or 4.8% of healthcare revenues, as compared with $20.8 million, or 5.6% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is a net reduction of accrued bonus expense related to the Company’s 2009 incentive compensation plan of $251,000 in the third quarter of 2009 due to the financial performance of the quarter. The Company has recorded accrued bonus expense of $1.1 million in the nine months ended September 30, 2009. This is compared with $1.0 million and $1.7 million of accrued bonus expense in the prior year quarter and the nine months ended September 30, 2008, respectively, related to the Company’s 2008 incentive compensation plan. Included in selling, general and administrative expenses is share-based compensation expense of $442,000 and $494,000 for the third quarters of 2009 and 2008, respectively, and $1.3 million and $1.6 million for the nine months ended September 30, 2009 and 2008, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the third quarter of 2009, were 3.8%, as compared with 5.4% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the nine months ended September 30, 2009, were 4.4%, as compared with 5.0% in the prior year period.

Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended September 30, 2009 and 2008, were $973,000 and $99,000, respectively, and for the nine months ended September 30, 2009 and 2008, were $1.1 million and $157,000, respectively. The expenses incurred in the third quarter of 2009 are primarily due to legal fees, the Company recording a contingent liability reserve and the Company entering into an insurance settlement, all of which are described below, relating to shareholder litigation filed against the Company and certain individual defendants on April 6, 2006.

On July 22, 2009, the Court administratively closed the shareholder litigation case, while the parties pursue mediation of this matter. Mediation was held on September 30, 2009, and the parties continue with their negotiations. In the event the parties are unable to reach a settlement, the case will be re-opened by the Court.

Although the Company believes that it has meritorious liability and damages defenses to the shareholder litigation case and, should mediation fail, intends to defend it vigorously, it is unable at this time to predict the outcome of this action or, if adversely determined, reasonably estimate a maximum amount of possible damages. However, based on negotiations to date, the Company has recorded a reserve of $8.0 million. This amount has been included in accrued expenses in the accompanying condensed consolidated balance sheet.

The Company maintains directors and officers liability (“D&O”) insurance that may provide coverage for some or all of the shareholder litigation matter. The Company and its primary D&O carrier recently reached an agreement under which the Company and the primary D&O carrier will mutually release each other from future claims related to this matter and the primary D&O carrier will remit insurance proceeds to the Company totaling $8.0 million, less approximately $446,000 in legal fees paid to date by the primary D&O carrier. As of September 30, 2009, the Company has recorded an insurance proceeds receivable totaling approximately $7.6 million which has been included in other current assets in the accompanying condensed consolidated balance sheet. The Company has paid and/or accrued additional legal fees incurred through September 30, 2009, of $660,000 related to this matter. This will reduce the net insurance proceeds remaining for settlement of this matter and/or future legal fees to approximately $6.9 million.

In addition to its primary D&O carrier, the Company also maintains D&O insurance with an excess D&O carrier that provides for additional insurance coverage of up to $5.0 million for losses in excess of $10.0 million. To date, the excess D&O carrier has denied coverage of this matter.

There is a risk that the excess D&O carrier will continue to deny coverage of this matter, or that, even if covered, the Company's ultimate liability will exceed its recorded reserve and the available limits of insurance. Accordingly, the ultimate resolution of these matters could have a material adverse impact on the Company’s business, financial condition, liquidity, results of operations and/or stock price.

In the prior year third quarter, the Company incurred $2.3 million of corporate restructuring expenses.

Adjusted EBITDA for the third quarter of 2009 was $3.4 million, as compared with $4.8 million in the prior year quarter. Adjusted EBITDA for the nine months ended September 30, 2009, was $10.8 million, as compared with $12.2 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the third quarter of 2009 was $662,000, as compared with $929,000 in the prior year quarter. Depreciation and amortization expense for the nine months ended September 30, 2009, was $2.0 million, as compared with $2.8 million in the prior year period.

Income from operations for the third quarter of 2009 was $1.5 million, as compared with $798,000 in the prior year quarter. Income from operations for the nine months ended September 30, 2009, was $6.9 million, as compared with $4.5 million in the prior year period.

Net interest expense for the third quarter of 2009 was $28,000, as compared with $176,000 in the prior year quarter. Net interest expense for the nine months ended September 30, 2009, was $148,000, as compared with $625,000 in the prior year period.

Income from continuing operations before income taxes for the third quarter of 2009 was $1.5 million, as compared with $622,000 in the prior year quarter. Income from continuing operations before income taxes for the nine months ended September 30, 2009, was $6.7 million, as compared with $3.9 million in the prior year period.

The income tax provision for the third quarter of 2009 was $649,000, as compared with $368,000 in the prior year quarter. The income tax provision for the nine months ended September 30, 2009, was $2.9 million, as compared with $1.7 million in the prior year period.

Income from continuing operations after taxes for the third quarter of 2009 was $844,000, as compared with $254,000 in the prior year quarter. Income from continuing operations after taxes for the nine months ended September 30, 2009, was $3.8 million, as compared with $2.2 million in the prior year period.

The loss from discontinued operations, net of taxes, for the third quarter of 2009 was $128,000, as compared with income from discontinued operations, net of taxes, of $94,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the nine months ended September 30, 2009, was $324,000, as compared with income from discontinued operations, net of taxes, of $473,000 in the prior year period.

Net income for the third quarter of 2009 was $716,000, or $0.08 per basic and diluted common share, as compared with $348,000, or $0.04 per basic and diluted common share, in the prior year quarter. Net income for the nine months ended September 30, 2009, was $3.5 million, or $0.39 per basic and diluted common share, as compared with $2.7 million, or $0.29 per basic and diluted common share, in the prior year period.

Cash and cash equivalents were $35.6 million at September 30, 2009, as compared with $31.5 million at June 30, 2009, and $24.9 million at December 31, 2008. There was no debt outstanding at September 30, 2009, June 30, 2009 or December 31, 2008. Days sales outstanding in accounts receivable were 29 days at September 30, 2009, as compared with 27 days at June 30, 2009, and 31 days at December 31, 2008. Net cash provided by operating activities for the third quarter of 2009 was $5.7 million, as compared with $7.7 million in the prior year quarter. Net cash provided by operating activities for the nine months ended September 30, 2009, was $16.0 million, as compared with $17.0 million in the prior year period.

Declaration of Quarterly Dividend

On October 26, 2009, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share on the Company’s common stock for the 2009 fourth quarter. The dividend will be paid on December 9, 2009, to shareholders of record on November 18, 2009.

Stock Repurchase Program

On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. On July 28, 2009, the Company’s Board of Directors authorized the extension of the stock repurchase program by two years through the end of 2011. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

The Company repurchased and retired 51,600 shares of its common stock under the stock repurchase program during the third quarter of 2009 for approximately $900,000. Since the inception of the repurchase program, the Company has repurchased and retired 508,350 shares of its common stock under the repurchase program for approximately $5.9 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.

The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

As of October 27, 2009, the Company had approximately 9.3 million shares outstanding.

2009 Guidance

The Company is reducing its previous guidance for estimated full year 2009 net income to primarily reflect near-term financial performance under the Company’s contract with the State of Michigan Department of Corrections and costs related to the shareholder litigation discussed above. The Company’s updated guidance for estimated full year 2009 results with a comparison to previous guidance is summarized below:

		Previous Guidance For Full Year 2009 Results	Updated Guidance For Full Year 2009 Results
	Total Revenues (1)	$600.0 – $610.0 million	$605.0 – $610.0 million
	Healthcare expenses (2)	$554.2 – $564.2 million	$562.6 – $567.6 million
	Gross margin (2)	$45.8 million	$42.4 million
	Selling, general and administrative expenses (3)	$28.6 million	$28.2 million
	Audit Committee investigation and related expenses	$0.2 million	$1.1 million
	Depreciation, amortization and interest expense (1)	$3.0 million	$2.8 million
	Pre-tax income (1)(2)(3)	$14.0 million	$10.3 million
	Income tax provision (1)	$6.0 million	$4.4 million
	Net income – GAAP	$8.0 million	$5.9 million
	Weighted average common shares outstanding – diluted	9.1 million	9.1 million
	Net income per common share – diluted – GAAP	$0.88	$0.65

(1)	From continuing and discontinued contracts.
(2)	From continuing and discontinued contracts, including estimated share-based compensation expense allocated to healthcare expenses of $0.1 million for 2009.
(3)	Including estimated share-based compensation expense allocated to selling, general and administrative expenses of $1.7 million for 2009.

Consistent with past practice, the Company’s guidance for full year 2009 results does not consider the impact of any contracts with potential new customers that have not yet been signed. Contracts currently in operation are included in the guidance for full year 2009 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Conference Call

A listen-only simulcast and replay of America Service Group’s third quarter 2009 results conference call will be available online at www.asgr.com or www.earnings.com on October 29, 2009, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information and other information concerning the Company can be found on the Company’s website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2009 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  risks arising from governmental budgetary pressures and funding;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for inmate medical costs, catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to continue the payment of quarterly cash dividends, and if so, at the current amount;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results;
  the Company’s ability to expand its products beyond its traditional correctional health client base; and
  the risks arising from shareholder litigation.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, in thousands, except per share data)

	Three Months Ended September 30,
	2009	% of Revenue	2008	% of Revenue
Healthcare revenues	$159,848	100.0	$125,145	100.0
Healthcare expenses	150,101	93.9	113,607	90.8
Gross margin	9,747	6.1	11,538	9.2
Selling, general and administrative expenses	6,591	4.1	7,457	6.0
Corporate restructuring expenses	–	–	2,255	1.8
Audit Committee investigation and related expenses	973	0.6	99	0.1
Depreciation and amortization	662	0.4	929	0.7
Income from operations	1,521	1.0	798	0.6
Interest, net	28	0.1	176	0.1
Income from continuing operations before income tax provision	1,493	0.9	622	0.5
Income tax provision	649	0.4	368	0.3
Income from continuing operations	844	0.5	254	0.2
Income (loss) from discontinued operations, net of taxes	(128)	(0.1)	94	0.1
Net income	$716	0.4	$348	0.3

Income (loss) per common share – basic:
Income from continuing operations	$0.09		$0.03
Income (loss) from discontinued operations, net of taxes	(0.01)		0.01
Net income	$0.08		$0.04

Income (loss) per common share – diluted:
Income from continuing operations	$0.09		$0.03
Income (loss) from discontinued operations, net of taxes	(0.01)		0.01
Net income	$0.08		$0.04

Weighted average common shares outstanding:
Basic	8,999		9,131
Diluted	9,223		9,157

AMERICA SERVICE GROUP INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, in thousands, except per share data)

	Nine Months Ended September 30,
	2009	% of Revenue	2008	% of Revenue
Healthcare revenues	$446,850	100.0	$368,846	100.0
Healthcare expenses	415,653	93.0	338,295	91.7
Gross margin	31,197	7.0	30,551	8.3
Selling, general and administrative expenses	21,251	4.8	20,797	5.6
Corporate restructuring expenses	–	–	2,255	0.6
Audit Committee investigation and related expenses	1,106	0.3	157	0.1
Depreciation and amortization	1,959	0.4	2,803	0.8
Income from operations	6,881	1.5	4,539	1.2
Interest, net	148	–	625	0.1
Income from continuing operations before income tax provision	6,733	1.5	3,914	1.1
Income tax provision	2,891	0.6	1,706	0.5
Income from continuing operations	3,842	0.9	2,208	0.6
Income (loss) from discontinued operations, net of taxes	(324)	(0.1)	473	0.1
Net income	$3,518	0.8	$2,681	0.7

Income (loss) per common share – basic:
Income from continuing operations	$0.43		$0.24
Income (loss) from discontinued operations, net of taxes	(0.04)		0.05
Net income	$0.39		$0.29

Income (loss) per common share – diluted:
Income from continuing operations	$0.42		$0.24
Income (loss) from discontinued operations, net of taxes	(0.03)		0.05
Net income	$0.39		$0.29

Weighted average common shares outstanding:
Basic	8,965		9,168
Diluted	9,118		9,188

AMERICA SERVICE GROUP INC. CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands)

	Sept. 30, 2009	Dec. 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$35,598	$24,855
Accounts receivable: healthcare and other, less allowances	50,938	41,007
Inventories	2,848	2,933
Prepaid expenses and other current assets	19,048	12,987
Current deferred tax assets	4,994	5,333
Total current assets	113,426	87,115
Property and equipment, net	8,022	6,442
Goodwill	40,772	40,772
Contracts, net	2,007	2,217
Other intangibles, net	–	154
Other assets	7,778	5,183
Total assets	$172,005	$141,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,475	$19,570
Accrued medical claims liability	24,317	14,743
Accrued expenses	47,375	36,466
Deferred revenue	8,693	8,052
Total current liabilities	97,860	78,831
Noncurrent portion of accrued expenses	24,651	17,146
Noncurrent deferred tax liabilities	2,587	1,860
Total liabilities	125,098	97,837
Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	37,855	38,047
Retained earnings	8,959	5,906
Total stockholders’ equity	46,907	44,046
Total liabilities and stockholders’ equity	$172,005	$141,883

AMERICA SERVICE GROUP INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Nine Months Ended Sept. 30,
	2009	2008
Cash Flows from Operating Activities
Net income	$3,518	$2,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,967	2,834
Loss on retirement of fixed assets	31	21
Finance cost amortization	106	31
Deferred income taxes	1,209	1,553
Share-based compensation expense	1,378	2,295
Excess tax benefits from share-based compensation expense	(143)	–
Changes in operating assets and liabilities:
Accounts receivable, net	(9,931)	10,707
Inventories	85	223
Prepaid expenses and other current assets	(6,061)	(1,567)
Other assets	(2,699)	2,124
Accounts payable	(2,095)	(2,979)
Accrued medical claims liability	9,574	(1,890)
Accrued expenses	18,414	5,294
Deferred revenue	641	(4,364)
Net cash provided by operating activities	15,994	16,963

Cash Flows from Investing Activities
Capital expenditures	(3,216)	(2,204)
Net cash used in investing activities	(3,216)	(2,204)

Cash Flows from Financing Activities
Share repurchases	(3,570)	(1,521)
Restricted stock repurchased from employees for employees’ tax liability	(177)	–
Excess tax benefits from share-based compensation expense	143	–
Dividends on common stock	(465)	–
Issuance of common stock	319	235
Exercise of stock options	1,715	32
Net cash used in financing activities	(2,035)	(1,254)

Net increase in cash and cash equivalents	10,743	13,505
Cash and cash equivalents at beginning of period	24,855	8,969
Cash and cash equivalents at end of period	$35,598	$22,474

AMERICA SERVICE GROUP INC. SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES (Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Healthcare revenues	$(62)	$4,315	$2,533	$15,046
Healthcare expenses	154	4,148	3,072	14,216
Gross margin	(216)	167	(539)	830
Depreciation and amortization	–	8	8	31
Income (loss) from discontinued operations before income taxes	(216)	159	(547)	799
Income tax provision (benefit)	(88)	65	(223)	326
Income (loss) from discontinued operations, net of taxes	$(128)	$94	$(324)	$473

AMERICA SERVICE GROUP INC.

DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES

(Unaudited, in thousands)

This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

AMERICA SERVICE GROUP INC. DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued) (Unaudited, in thousands) RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income	$716	$348	$3,518	$2,681
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(88)	73	(215)	357
Income tax provision	649	368	2,891	1,706
Interest, net	28	176	148	625
Depreciation and amortization	662	929	1,959	2,803
Corporate restructuring expenses	–	2,255	–	2,255
Audit Committee investigation and related expenses	973	99	1,106	157
Share-based compensation expense included in healthcare expenses	13	13	37	58
Share-based compensation expense included in selling, general and administrative expenses	442	494	1,341	1,572
Adjusted EBITDA	$3,395	$4,755	$10,785	$12,214

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of GAAP, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2009
Healthcare revenues	$159,848	$125,145	$446,850	$368,846
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	(62)	4,315	2,533	15,046
Total Revenues	$159,786	$129,460	$449,383	$383,892

AMERICA SERVICE GROUP INC. DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued) (Unaudited, in thousands) RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2009
Healthcare expenses	$150,101	$113,607	$415,653	$338,295
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	154	4,148	3,072	14,216
Share-based compensation expense included in healthcare expenses	(13)	(13)	(37)	(58)
Total Healthcare Expenses	$150,242	$117,742	$418,688	$352,453

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Gross margin	$9,747	$11,538	$31,197	$30,551
Gross margin included in income (loss) from discontinued operations, net of taxes	(216)	167	(539)	830
Share-based compensation expense included in gross margin	13	13	37	58
Total Gross Margin	$9,544	$11,718	$30,695	$31,439

CONTACT:
America Service Group Inc.
Richard Hallworth
President and Chief Executive Officer
615-373-3100
or
Michael W. Taylor
Executive Vice President and Chief Financial Officer
615-373-3100